Exhibit 21.1

SUBSIDIARIES OF REGISTRANT

Rambus Deutschland GmbH (Germany)

Rambus K.K. (Japan)

Rambus (Grand Cayman Islands, BWI)

Rambus Chip Technologies (India) Private Limited